EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Employee Stock Purchase Plan of Whitman Education Group, Inc. of our report dated June 6, 1997, with respect to the consolidated financial statements of Whitman Education Group, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1997 filed with the Securities and Exchange Commission.

                                         /S/ ERNST & YOUNG LLP
                                         --------------------------------------
                                             ERNST & YOUNG LLP

December 8, 1997
Miami, Florida